                                                                   EXHIBIT 10.19

                                 TIME GUARANTY

                          Dated as of April 25, 2000

                             From c-quential, Inc.

                                 as Guarantor
                                 -- ---------

                                  in favor of

                        THE LENDERS REFERRED TO IN THE
                     AMENDED AND RESTATED CREDIT AGREEMENT
                              REFERRED TO HEREIN

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.     Guaranty; Limitation of Liability..........................   1

Section 2.     Automatic Release..........................................   2

Section 3.     Guaranty Absolute..........................................   2

Section 4.     Waivers and Acknowledgements...............................   3

Section 5.     Subrogation................................................   4

Section 6.     Payments Free and Clear of Taxes, Etc......................   5

Section 7.     Representations and Warranties.............................   7

Section 8.     Covenants..................................................   7

Section 9.     Amendments, Etc............................................   8

Section 10.    Notices, Etc...............................................   8

Section 11.    No Waiver, Remedies........................................   8

Section 12.    Right of Set-off...........................................   8

Section 13.    Indemnification............................................   9

Section 14.    Subordination..............................................   9

Section 15.    Continuing Guaranty; Assignments under the Credit
               Agreement..................................................  10

Section 16.    Execution in Counterparts..................................  10

Section 17.    Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.....  11


                                 TIME GUARANTY

     TIME GUARANTY dated as of April 25, 2000, made by c-quential, Inc., a Delaware corporation (the " Guarantor" or "TIME") in favor of the Lenders (as defined in the Credit Agreement referred to below).

     PRELIMINARY STATEMENTS. (1) Arthur D. Little, Inc., a Massachusetts corporation ("ADL" or a "Borrower") and Arthur D. Little International, Inc., a Massachusetts corporation (a "Borrower" and, together with ADL, the "Borrowers"), are parties to the Amended and Restated Credit Agreement dated as of April 25, 2000 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto and Citibank, N.A., as Agent.

     (2) The Borrowers entered into a Credit Agreement dated as of June 22, 1998 (the "Existing Credit Agreement"), with the Initial Lenders (as defined therein) and the Agent. Pursuant to the Existing Credit Agreement, the Initial Lenders made Advances to the Borrowers and, as at the date of this Agreement, Advances in the aggregate amount of $29,000,000 are outstanding. The Initial Lenders and the Borrowers have agreed to amend and restate the Existing Credit Agreement in order to waive certain defaults under the Existing Credit Agreement and provide for the repayment of all Advances as provided in the Amended and Restated Credit Agreement. It is a condition precedent to the effectiveness of the Amended and Restated Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement the Guarantor hereby agrees as follows:

     Section 1.  Guaranty; Limitation of Liability.
                 ---------------------------------

          (a) Subject to Section 2, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or any other Lender in enforcing any rights under this Guaranty, or any other Loan Document. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

          (b) The Guarantor, and by its acceptance of this Guaranty, the Agent and each other Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of the Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of the Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Lenders and the Guarantor hereby irrevocably agree that the Obligations of the Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means any proceeding of the type referred to in Section 7.01(e) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          (c) The Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Lender under this Guaranty or the ADL Guaranty or any other guaranty, the Guarantor will contribute, to the maximum extent permitted by law, such amounts so as to maximize the aggregate amount paid to the Lenders under or in respect of the Loan Documents.

     Section 2.  Automatic Release.  Notwithstanding any other provision of
                 -----------------
this Guaranty or any other Loan Document to the contrary, the obligations of the Guarantor hereunder shall be, without notice of any kind, automatically and forever released and discharged upon a Successful TIME IPO. For the purpose of this Section 2, "Successful TIME IPO" means that the Borrowers shall have caused TIME to file with the Securities and Exchange Commission a registration statement for the public offering of shares representing not less than 8% of the common stock of TIME; and shall have caused such registration statement to become effective and all such shares shall have been sold pursuant to an initial public offering.

     Section 3.  Guaranty Absolute.  The Guarantor guarantees that the
                 -----------------
Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The Obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrowers or any other Loan Party or whether any Borrower or any other Loan Party is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document, or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Lender (the Guarantor waives any duty on the part of the Lenders to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     Section 4.  Waivers and Acknowledgements.
                 ----------------------------

          (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (c) The Guarantor hereby unconditionally and irrevocably waives
(i) any defense arising by reason of any claim or defense based upon an election of remedies by any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Guarantor hereunder.

          (d) The Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon the Guarantor and without affecting the liability of the Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and the Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Lenders against the Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (e) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Lender.

          (f) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, and that the waivers set forth in Section 3 and this Section 4 are knowingly made in contemplation of such benefits.

     Section 5.  Subrogation.  The Guarantor hereby unconditionally and
                 -----------
irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's Obligations under or in respect of this Guaranty, or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Lender against the Borrowers, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

     Section 6.  Payments Free and Clear of Taxes, Etc.
                 -------------------------------------

          (a) Any and all payments made by the Guarantor under or in respect of this Guaranty, or any other Loan Document shall be made, in accordance with
Section 2.09 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty, or any other Loan Document to any Lender, (i) the sum payable by the Guarantor shall be increased as may be necessary so that after the Guarantor and the Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make all such deductions and
(iii) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of the Guarantor under or in respect of this Guaranty, or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty, and the other Loan Documents.

          (c) The Guarantor will indemnify each Lender for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this
Section 6, imposed on or paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Guarantor, the Guarantor shall furnish to the Agent, at its address referred to in Section 9, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of the Guarantor through an account or branch outside the United States or by or on behalf of the Guarantor by a payor that is not a United States person, if the Guarantor determines that no Taxes are payable in respect thereof, the Guarantor shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 6, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (e) Upon the reasonable request in writing of the Guarantor, each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of the Credit Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other party, and from time to time thereafter upon the reasonable request in writing by the Guarantor (but only so long thereafter as such Lender remains lawfully able to do so), provide each the Agent and the Guarantor with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments under the Credit Agreement or the Notes. If the forms provided by a Lender at the time such Lender first becomes a party to the Credit Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, in the case of a Lender becoming a party to the Credit Agreement, at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to the Credit Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 6 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) and requested by the Guarantor pursuant to this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224 (or the related certificate described above), that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Guarantor and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Guarantor, following the Guarantor's request therefor pursuant to subsection (e) above, with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the
       ----------
date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 6 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Guarantor shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (g) If any Lender determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Guarantor pursuant to subsection (a) or (c) above in respect of payments under the Loan Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 6 exceeding the amount needed to make such Lender whole, such Lender shall pay to the Guarantor, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

     Section 7.  Representations and Warranties.  The Guarantor hereby makes
                 ------------------------------
each representation and warranty made in the Loan Documents by the Borrower with respect to the Guarantor and the Guarantor hereby further represents and warrants as follows:

          (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

          (b) The Guarantor has, independently and without reliance upon any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and the Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

          (c) The Guarantor and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (d) The execution, delivery and performance by the Guarantor of the Loan Documents to which it is or is to be a party, and the consummation of the transactions contemplated thereby, are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Guarantor's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Guarantor.

          (e) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Guarantor of the Loan Documents to which it is or is to be a party.

          (f) The Guarantor and its Subsidiaries own all of the assets reflected in the Consolidated balance sheet of the Guarantor as at the date of such balance sheet or acquired since that date (except property and assets sold or otherwise disposed of in accordance with the provisions of the Credit Agreement since that date).

     Section 8.  Covenants.  The Guarantor covenants and agrees that, so long
                 ---------
as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment, the Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause the Guarantor or the Subsidiaries to perform or observe.

     Section 9.  Amendments, Etc.    (a) No amendment or waiver of any provision
                 ---------------
of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, (i) reduce or limit the obligations of the Guarantor hereunder, release the Guarantor hereunder or otherwise limit the Guarantor's liability with respect to the Obligations owing to the Lenders under or in respect of the Loan Documents except as provided in the next succeeding sentence, (ii) postpone any date fixed for payment hereunder or (c) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder.

     Section 10.  Notices, Etc.    All notices and other communications provided
                  ------------
for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to the Guarantor, addressed to it in care of the Borrower at the Borrower's address specified in Section 9.02 of the Credit Agreement, if to any Agent or any Lender Party, at its address specified in Section 9.02 of the Credit Agreement or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     Section 11.  No Waiver, Remedies.  No failure on the part of any Lender
                  -------------------
to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 12.  Right of Set-off.  Upon (a) the occurrence and during the
                  ----------------
continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 7.01 of the Credit Agreement to authorize the Agent to declare the Notes due and payable pursuant to the provisions of said Section 7.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such, Agent, Lender or such Affiliate to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. Each Agent and each Lender agrees promptly to notify the Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent, Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

     Section 13.  Indemnification.
                  ---------------

          (a) Without limitation on any other Obligations of the Guarantor or remedies of the Lenders under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

          (b) The Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Guarantor or any of its Affiliates or any of their respective officers, directors, employees, agents and advisors, and the Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

          (c) Without prejudice to the survival of any of the other agreements of the Guarantor under this Guaranty or any of the other Loan Documents the agreements and obligations of the Guarantor contained in Section I(a) (with respect to enforcement expenses), the last sentence of Section 3, Section 6 and this Section 13 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

     Section 14.  Subordination.  The Guarantor hereby subordinates any and
                  -------------
all debts, liabilities and other Obligations owed to the Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14:

          (a) Prohibited Payments, Etc.  Except during the continuance of a
              ------------------------
     Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Agent otherwise agrees, the Guarantor shall not demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations.  In any proceeding under
              ---------------------------------------
     any Bankruptcy Law relating to any other Loan Party, the Guarantor agrees that the Lenders

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

     shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over.  After the occurrence and during the continuance of any
              ---------
     Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Lenders and deliver such payments to the Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

          (d) Agent Authorization.  After the occurrence and during the
              -------------------
     continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

     Section 15.  Continuing Guaranty; Assignments under the Credit Agreement.
                  -----------------------------------------------------------
This Guaranty is a continuing guaranty and, subject to the provisions of
Section 2, shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in
Section 9.07 of the Credit Agreement. The Guarantor shall not assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     Section 16.  Execution in Counterparts.  This Guaranty and each
                  -------------------------
amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

     Section 17.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
                  ------------------------------------------------------

          (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

          (c) The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

          (d) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              c-quential, Inc., a Delaware corporation,

                              By: /s/ John F. Burns
                                  -------------------------------------
                                  Title:

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